DIRECTOR DEFERRED COMPENSATION PLAN

                          FOR

                   BANK OF LUXEMBURG

     1.   Purpose.  The purpose of the within plan (the

"Plan") is to permit certain directors of BANK OF

LUXEMBURG (the "Corporation") to defer receipt of a

portion of their compensation until a later date, and

to provide for the payment of said deferred

compensation upon the occurrence of certain specified

future events.

     2.   Definitions.  For the purpose of the Plan,

the following definitions shall be applicable:

     (a) "Plan Year" shall mean the period commencing on January 1 of each year and ending on December 31 the following year. The first
          Plan Year of the Plan shall be the year
          commencing February 1, 1993 and ending on December 31, 1993.

     (b) "Compensation" shall mean the total gross compensation paid by the Corporation to a Participant for services rendered to the Corporation, excluding compensation payable in forms other than cash, expense allowances, contributions by the Corporation to any plan qualified under Section 401 of the Internal
          Revenue Code of 1986, and amounts expended by the Corporation for health, medical, life or other insurance on behalf of the Participant.

     (c) "Participant" shall mean a person who is eligible to participate in the Plan pursuant to paragraph 3 and who in fact does participate in the Plan.

     (d)  "Administration" shall mean the persons
          appointed as the Administrative Committee pursuant to paragraph 16.

     (e) "Account" shall mean a Participant's deferred compensation account as provided in paragraphs 4 and 6.

     (f) "Amount of the benefit payable hereunder" with respect to a Participant shall mean the amount determined pursuant to the provisions of paragraphs 9 and 10(b).

     (g) "Vesting" shall be 100% unless otherwise stated in Exhibit A.

     3.   Eligibility.  Each director of the

Corporation who has completed at least one (1) year of

service with the Corporation is eligible to participate

in the Plan as of the beginning of the Plan Year

immediately following such director's completion of one

(1) year of service with the Corporation.  For purposes

of the foregoing, a director of the Corporation shall

be deemed to have completed one (1) year of service

with the Corporation on the first anniversary date of

such director's employment by the Corporation as an

director.  Each eligible director who elects to

participate in the Plan shall enter into an Agreement

with the Corporation in the form attached hereto as

Exhibit A prior to the beginning of the first Plan Year

with respect to which such director is eligible to

participate in the Plan.

     4.   Deferral of Compensation.  In order to defer

receipt of Compensation for future Plan Years, a

Participant shall file a written election with the

Administrative Committee on the Agreement to be

executed by the Participant in the form of Exhibit A

not later than the December 31 immediately preceding

the first such Plan Year, setting forth (i) an initial

amount of Compensation which such Participant elects to

defer from the Compensation otherwise payable to such

Participant during the first Plan Year in which the

Participant will participate in the Plan, and (ii) in

addition to the foregoing, the amount or percentage of

Compensation to be deferred during all Plan Years in

which the Participant participates in the Plan;

provided, however, that the initial amount of

Compensation to be deferred pursuant to clause (i)

hereinabove shall be subject to the approval of the

Corporation; and further provided, that the amount or

percentage of Compensation that may be deferred

pursuant to clause (ii) above may not exceed one

hundred percent (100%) during any Plan Year without the

Corporation's consent; and further provided, that

subject to the foregoing one hundred percent (100%)

limitation, the Participant may elect to modify the

percentage of his Compensation to be deferred pursuant

to clause (ii) above for any future Plan Year(s) by

executing and filing with the Administrative Committee

written notification thereof on forms to be furnished

by the Administrative Committee prior to the first day

of the Plan Year(s) with respect to which such

modification is applicable.  The Participant's

Compensation shall be reduced by the amounts stated,

and said amounts shall be credited promptly to the

Participant's deferred compensation account

("Account").

     5.   Irrevocable Election.  An election to defer

Compensation with respect to any Plan Year shall become

binding and irrevocable in all respects upon the

commencement of the Plan Year to which such election

applies.

     6.   Interest on Accounts.  Except as provided

hereinafter within this Paragraph 6, all amounts

credited to a Participant's Account shall be deemed to

have earned interest during each Plan Year from (i) the

first day of such Plan Year with respect to amounts

that were credited to the Participant's Account on or

prior to such date, or (ii) the dates on which such

amounts shall have been credited to such Participant's

Account with respect to any amounts that are credited

to such Participant's Account during a Plan Year.  The

indexed interest crediting rate shall be declared by

the board on or before each January 31st for the then

current deferral year.  Notwithstanding the foregoing,

(i) if a Participant's employment with the Corporation

is terminated for any reason (whether or not for cause,

and whether or not voluntarily) other than such

Participant's death, or retirement following his

attainment of the age of seventy-two (72) years, then

such Participant's Account shall thereafter be deemed

to have been credited with interest at such rate as is

two (2) percentage points less than the rate set forth

in the first sentence of this paragraph 6; (ii) if the

Corporation terminates the Plan, then each

Participant's Account shall thereafter be deemed to

have been credited with interest at such rate as is

equal to two (2) percentage points less than the rate

set forth in the first sentence of this paragraph 6;

and (iii) if prior to the termination of the Plan a

Participant dies while employed by the Corporation, or

retires from his employment with the Corporation after

having attained the age of seventy-two (72) years, then

all amounts credited to such Participant's Account

shall thereafter be deemed to have been credited with

interest at such rate as is equal to (x) the rate of

the Corporation in effect as of the December 31

immediately preceding the commencement of the Plan Year

during which such Participant died or retired, as the

case may be, or (y) any rate that is substituted for

such rate as provided in the first sentence of this

paragraph 6.

     Through the later of (i) the last day of the Plan

Year immediately preceding the date on which a benefit

becomes payable hereunder to a Participant pursuant to

paragraph 8, or (ii) the last day of the Plan Year

immediately preceding the date on which payment of a

benefit payable hereunder commences, if such payment is

deferred by the Administrative Committee pursuant to

paragraph 10(b), all interest deemed earned pursuant to

this paragraph 6 shall be deemed to have been earned

ratably over each such Plan Year and shall be credited

to such Participant's Account on the last day of each

such Plan Year.  All interest deemed earned pursuant to

this paragraph 6 between (x) the last day of the Plan

Year immediately preceding the date on which a benefit

becomes payable hereunder pursuant to paragraph 8, and

(y) the date on which a benefit becomes payable

hereunder pursuant to paragraph 8, shall be deemed to

have been earned ratably over such period and shall be

credited to such Participant's Account on the date on

which a benefit becomes payable hereunder pursuant to

paragraph 8; provided, however, that if the

Administrative Committee defers payment of a benefit

payable hereunder pursuant to paragraph 10(b), then in

lieu of the foregoing, all interest deemed earned

pursuant to this paragraph 6 between (x) the last day

of the Plan Year immediately preceding the date on

which payable of the benefit payable hereunder

commences, and (y) the date on which payment of the

benefit hereunder commences, shall be deemed to have

been earned ratably over such period and shall be

credited to the Participant's Account on the date on

which payment of the benefit payable hereunder

commences.  Thereafter, a Participant shall be deemed

to earn simple interest on the unpaid amount of the

benefit payable hereunder at the rate provided in this

paragraph 6.

     7.   Account Information.  Within sixty (60) days

after the close of each Plan Year, the Administrative

Committee shall provide each Participant with a report

of the amount deemed credited to his Account as of the

last day of such Plan Year.

     8.   Distribution of Benefits.  A benefit under

this Plan shall be payable to a Participant or his

beneficiary upon the first to occur of the following

events:

     (a)  the Participant's death, if such
          Participant's employment with the Corporation has not terminated prior to his death; or

     (b)  the termination of the Participant's
          employment with the Corporation; or

     (c) the retirement of the Participant from his employment with the Corporation on or after attainment of the age of seventy-two (72) years; or

     (d) the election by the Corporation to terminate the Plan as provided in paragraph 11.

     9.   Amount of Benefit.  Subject to paragraph

10(b), the amount of the benefit payable hereunder to a

Participant or his beneficiary shall be the vested

amount deemed credited to the Participant's Account as

of the date of the occurrence of an event described in

paragraph 8 which causes the benefit to be payable

hereunder; provided, however, that in the event of a

Participant's death prior to the termination of his

employment with the Corporation, and prior to the

termination of the Plan, then, if the Participant's

Projected Benefit (as defined hereinafter within this

paragraph 9) exceeds the aforesaid amount, then the

amount of the benefit payable hereunder to such

Participant's beneficiary shall be the Participant's

Projected Benefit and not the amount deemed credited to

the Participant's Account as of the date of his death.

For purposes of this Paragraph 9, a Participant's

Projected Benefit shall be defined to mean the amount

that would have been deemed credited to such

Participant's Account as of the first day of the month

during which the Participant would have attained the

age of seventy-two (72) years.  The Projected Benefit

with respect to each Participant shall be based solely

upon the Corporation's determination thereof and the

initial amount thereof with respect to each Participant

shall be set forth on the Agreement entered into by and

between such Participant and the Corporation in the

form of Exhibit A attached hereto.  The Corporation at

its sole discretion, may from time to time modify the

amount of each Participant's Projected Benefit.

     10.  Form of Benefits.  (A)  Subject to paragraphs

10(b) and 11, the amount of the benefit to which a

Participant is entitled under the Plan shall be

distributed promptly to such Participant (or to his

beneficiary in the event of such Participant's death)

following an event described in paragraph 8 in either

of the following methods, as selected solely by the

Administrative Committee:

     (1)  as a lump sum; or

     (2) in substantially equal monthly installments over a ten (10) year period. In addition, interest as provided in paragraph 6 on the amount of the benefit payable hereunder which remains unpaid from time to time shall be paid monthly at the time of paying each monthly installment.

     (B)  Notwithstanding paragraph 10(a), if a

Participant leaves the employ of the Corporation for

any reason (whether or not for cause, and whether or

not voluntarily) other than the Participant's death,

the Administrative Committee may elect to defer the

payment of the amount of the benefit otherwise payable

hereunder until the earlier of (i) the first day of the

month during which such Participant attains the age of

seventy-two (72) years, or (ii) such date as is not

later than thirty (30) days next following the date on

which the Corporation has been notified of the

Participant's death.  In such event, however, the

amount of the benefit payable hereunder shall be deemed

to include interest as provided in paragraph 6 through

the date on which payment of the benefit commences and

the unpaid amount of the benefit shall bear interest

thereafter as provided in paragraph 10(a)(2).

     11.  Termination of Plan.  Subject to the

provisions of paragraph 10(c), the Corporation may at

any time and for any reason terminate the Plan, in

which event it shall pay to each Participant (or to his

beneficiary in the event of a Participant's death) the

amount of the benefit payable hereunder in either of

the following methods, as selected solely by the

Administrative Committee:

     (a)  as a lump sum; or

     (b) in substantially equal monthly installments over such period of time as is selected by the Administrative Committee. In addition, interest as provided in paragraph 6 on the amount of the benefit payable hereunder which remains unpaid from time to time shall be paid monthly at the time of paying each monthly installment.

     12.  Appointment of Beneficiary.  Any benefit

payable to a Participant's beneficiary under this

Agreement shall be paid to the beneficiary named by the

Participant on a written document in the form attached

hereto as Exhibit B executed by the Participant and

delivered to the Corporation.  The Participant shall

have the right to change the beneficiary designation by

completing a subsequent document in the form of Exhibit

B attached hereto, executing said document, and

delivering it to the Corporation.  If the Participant

does not designate any beneficiary in the manner set

forth hereinabove, or if the designated beneficiary has

predeceased the Participant, then the benefit payable

hereunder shall be payable first to the spouse of the

Participant during his or her lifetime, and then to the

issue of the Participant by right of representation;

provided, however, that if the Participant has no

spouse or issue who are alive at the time any benefits

are payable hereunder, such benefits shall be payable

to the estate of the Participant.

     13.  Condition Precedent.  The Participant hereby

agrees that he has answered, or will answer, truthfully

and completely, without mental reservation or

concealment, any question or request for information in

connection with the issuance of any life insurance

policy on the life of the Participant to the

Corporation for the purpose of assisting the

Corporation in meeting its obligations under this

Agreement.  If the issuing life insurance company

refuses to pay a claim as a result of a material

misrepresentation or other act by the Participant, no

benefits shall be payable under this Agreement.

     14.  Withholding.  All benefits payable hereunder

shall be subject to withholding for income taxes,

social security and similar items to the extent

required by law.

     15.  Assignability.  The right to receive payments

under this Agreement shall not be assigned or

encumbered, or subject to anticipation, garnishment,

attachment, or any other legal process of creditors of

a Participant or any person designated as beneficiaries

hereunder.  In the event that a Participant or a

beneficiary hereunder attempts to assign such right,

the Corporation, at its own discretion, may suspend,

reduce, or terminate any or all rights created by this

Agreement as to the Participant or to the person

attempting said assignment.

     16.  Administration and Interpretation of the

Plan.  The Corporation is hereby designated as the

named fiduciary under this Agreement.  The Board of

Directors of the Corporation shall appoint an

administrative committee (the "Administrative

Committee") consisting of two or more persons to

administer and interpret the Plan.  Interpretation by

the Administrative Committee shall be final and binding

upon the Participants and their beneficiaries.  The

Administrative Committee may adopt rules and

regulations relating to the Plan as it may deem

necessary or advisable for the administration of the

Plan.  A member of the Administrative Committee shall

not participate in any Committee decisions affecting

his rights as a Participant in the Plan.

     17.  Claims Procedure.  If a Participant or the

Participant's beneficiary (the "Claimant") is denied

all or a portion of an expected benefit under the Plan

for any reason, he may file a claim with the

Administrative Committee.  The Administrative Committee

shall notify the claimant within sixty (60) days of

allowance or denial of the claim, unless the Claimant

receives a written notice from the Administrative

Committee prior to the end of the 60-day period stating

that special circumstances require an extension of time

for decision.  The notice of the Administrative

Committee's decision shall be in writing, sent by mail

to the Claimant's last known address, and, if a denial

of the claim, must contain the following information:

     (a)  the specific reasons for the denial;

     (b) specific reference to pertinent provisions of the Plan on which the denial is based; and

     (c)  if applicable, a description of any
          additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

     18.  Review Procedure.  (a)  A Claimant is

entitled to request a review of any denial of his claim

by the Administrative Committee.  The request for

review must be submitted in writing within sixty (60)

days of mailing of notice of the denial.  Absent a

request for review within the 60-day period, the claim

will be deemed to be conclusively denied.  The Claimant

or his representative shall be entitled to review all

pertinent documents, and to submit issues and comments

orally and in writing.

     (b)  If the request for review by a Claimant

concerns the interpretation and application of the

provisions of the Plan and the Corporation's

obligations, then the review shall be conducted by an

arbitrator agreed upon by and between the claimant and

the Administrative Committee.  If the Claimant and the

Administrative Committee cannot agree upon an

arbitrator within thirty (30) days from the date on

which the Claimant requests in writing a review of any

denial of his claim by the Administrative Committee,

then the request for review by the Claimant shall be

decided by three arbitrators selected as follows:

     (a) The Claimant, within five (5) days after the expiration of the aforesaid thirty (30) day period shall select one arbitrator and serve notice thereof upon the administrative committee. Within five (5) days after receipt of notice of the Claimant's selection of an arbitrator, the Administrative
          Committee shall select one arbitrator and serve notice thereof upon the Claimant. The two arbitrators so selected shall thereupon select the third arbitrator;

     (b) If a party fails to appoint such arbitrator and serve notice thereof within the specified time, the other party shall be entitled to appoint both arbitrators;

     (c) If the two arbitrators appointed fail to agree upon a third arbitrator within ten (10) days after the appointment of the latter of them, then an application may be made by either party hereto, upon notice to the other party, to any court of competent jurisdiction, for the appointment of a third arbitrator, and any such appointment so made shall be binding upon the parties hereto.
          The decision of a majority of the three
          arbitrators shall be deemed to be the
          arbitrator's decision.

     The term "party" or "parties" as used herein shall

mean the Claimant on the one hand, and the

Administrative Committee on the other hand.  It is

further agreed that each party shall select as an

arbitrator only persons experienced in the types of

issues that the Claimant requests be reviewed.

     The arbitrator or arbitrators, as the case may be,

shall afford the Claimant a hearing and the opportunity

to review all pertinent documents and submit issues and

comments orally and in writing, and shall render a

review decision in writing, all within sixty (60) days

after the appointment of the last arbitrator; provided,

that, in special circumstances the arbitrator or

arbitrators may extend the time for decision by not

more than sixty (60) days upon written notice to the

claimant.  The Claimant shall receive written notice of

the arbitrator's or arbitrator's review decision,

together with specific reasons for the decision and

reference to the pertinent provisions of the Plan.

     19.  Liability.  No officer of the Corporation

shall be personally liable by virtue of any contract,

agreement or other instrument made or executed by him

or on his behalf as an officer, nor for any mistake or

judgment made by himself or any other officer, nor for

any negligence, omission or wrongdoing of any other

officer or of anyone employed by the Corporation, nor

for any loss, unless resulting from his own gross

negligence or willful misconduct.  In addition, the

Corporation does not assure or guarantee the tax

consequences of benefits provided hereunder or matters

beyond its control.

     20.  Title to Assets.  No Participant or former

Participant, or his beneficiaries, shall have any legal

or equitable right or interest in any of the funds set

aside by the Corporation or in any assets in which the

Corporation may invest, from time to time, to fund the

Plan.

     21.  Amendments.  The Corporation reserves the

right to amend or modify, in whole or in part, any or

all of the provisions of the Plan at any time by a

written instrument; provided, however, that no

amendment or modification shall be made which will

deprive any Participant or any Participant's

beneficiary of any vested benefits to which he is

entitled under the Plan.

     22.  Insurance Contracts.  No insurance company

which issues a policy under the Plan shall be required

to take or permit any action contrary to the provisions

of such policy, or be bound to allow any benefit or

privilege to any person interested in a policy it has

issued which is not provided in such policy, or be

deemed to be a party to the Plan for any purpose.  The

terms of such policy or policies shall be a part of the

Plan and incorporated herein by reference.

     23.  Participant's Rights.  The establishment of

the Plan shall not create any legal or equitable right

against the Corporation unless such right is

specifically provided for in the Plan.  Furthermore,

nothing in the Plan shall be construed as giving a

Participant the right to be retained in the employment

of the Corporation, and a Participant shall remain

subject to discharge at any time to the same extent as

if the Plan had not been adopted.

     24.  Incompetency.  Every person receiving or

claiming benefits under the Plan shall be conclusively

presumed to be mentally competent until the date on

which the Corporation receives a written notice in a

form and manner acceptable to the Corporation that such

person is incompetent, and that a guardian, conservator

or other person legally vested with the care of his

estate has been appointed.  In such event, the

Corporation may direct payments of benefits to such

guardian, conservator or other person legally vested

with the care of his estate, and any such payments so

made shall be a complete discharge of the Corporation

to the extent so made.

     25.  Notices.  Notices required by the Plan to be

given to the Corporation or a Participant shall be in

writing, and shall be considered to have been duly

given or served if personally delivered, or sent by

first class, certified or registered mail.

     26.  Severability.  The invalidity or partial

invalidity of any portion of the Plan shall not

invalidate the remainder thereof, and said remainder

shall remain in full force and effect.

     27.  Release.  Any payment to or for the benefit

of any Participant or his beneficiaries in accordance

with the provisions hereof shall, to the extent

thereof, be in full satisfaction of all claims

hereunder against the Corporation.

     28.  Governing Law.  Construction and

administration of the Plan shall be governed by the

laws of the State of Wisconsin.

     29.  Effective Date.  The Plan is effective as of

February 1, 1993.

                       EXHIBIT A

            DEFERRED COMPENSATION AGREEMENT


     THIS AGREEMENT, made and entered into on this ____

day of __________, 19__, by and between Bank of

Luxemburg (the "Corporation") and _______________ (the

"Participant").

     WITNESSETH;

     WHEREAS, the Corporation has adopted the Deferred

Compensation Plan for Bank of Luxemburg (the "Plan");

and

     WHEREAS, the Participant has been determined to be

eligible to participate in the Plan; and

     WHEREAS, the Plan requires that an agreement be

entered into between the Corporation and the

Participant setting forth certain terms of the Plan as

they apply to the Participant;

     NOW, THEREFORE, the Corporation and the

Participant agree as follows:

     1.   Participant.  The Participant is hereby

designated as a participant in the Plan.

     2.   Incorporation of Plan.  The Plan, a copy of

which is attached, is hereby incorporated into and made

a part of this Agreement as though set forth in full

herein.  The parties shall be bound by, and have the

benefit of, each and every provision of the Plan

including but not limited to the non-assignability

provisions of paragraph 15 of the Plan.  The

Participant hereby acknowledges receipt of a copy of

the Plan, and that he/she has read the same.

     3.   Information Regarding the Participant.  The

Participant was born on ________, and his/her present

employment by the Corporation as a director began on

_____________________.

     4.   Election to Defer.  The Participant hereby

irrevocably elects to defer:

     (a)  An amount of ___________ payable to the
          Participant as Compensation during the first
          Plan Year during which the Participant is eligible to participate in the Plan; and

     (b)  __________ percent (___%) of the
          Participant's Compensation, during subsequent
          Plan Years for which the Participant is
          eligible to participate in the Plan, and continuing until modified by the Participant as provided in the Plan.

     5.   Projected Benefit.  For purposes of paragraph

9 of the Plan, the amount of the projected Benefit with

respect to the Participant is _______.

     6.   Deferral Crediting Rate.  The interest

credited on all balances in the Participant's deferral

account shall be ___________.

     7.   Vesting.  The Participant will be 100% vested

in the Plan.

     8.   Certification by Participant.  The

Participant certifies that his/her decision to defer

Compensation is not due to any reliance upon financial

or tax advice given by the Corporation, and that the

Corporation has not represented or warranted the tax

effect of any Compensation deferred pursuant to the

Plan.  The Participant further certifies that he/she is

aware that no ruling or determination has been obtained

from the Internal Revenue Service that the Plan will

effect the deferral of income for income tax purposes.

The Participant further certifies that he/she

understands that all Compensation deferred by the

undersigned pursuant to the Plan will remain the

property of the Corporation until paid out in

accordance with the terms of the Plan, and that all

such amounts are subject to the claims of the

Corporation's creditors.

     9.   Definitions.  All capitalized terms utilized

but not defined herein shall be defined as set forth in

the Plan.

     10.  Entire Agreement.  This Agreement constitutes

the entire Agreement between the parties as to the

subject matter hereof.  No rights are granted to the

Participant by virtue of this Agreement other than

those specifically set forth in the Plan.

     11.  Binding Effect.  This Agreement shall be

binding upon the parties, the successors and assigns of

the Corporation, and subject to the limitations of the

Plan, the heirs and beneficiaries of the Participant.

     12.  Governing Law.  This Agreement shall be

construed and interpreted in accordance with the laws

of the State of Wisconsin.

     IN WITNESS WHEREOF, the parties hereto have

entered into the Agreement as of the date first above

written.


                              By:

                              Its



                              Participant


                       EXHIBIT B



     For purposes of the Deferred Compensation
Agreement dated ______________, 19___, made and entered into by and between the undersigned and Bank of Luxemburg, the undersigned does hereby name the following beneficiary or beneficiaries for all purposes contemplated by the Agreement:








Dated:
                                   Participant

     Receipt of the foregoing beneficiary designation is hereby acknowledged.


Dated:_________________       By:

                              Its

                                 Bank of Luxemburg